Exhibit 5.1

Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020	212 660 3000 sullivanlaw.com

January 7, 2025

Lipella Pharmaceuticals Inc.

7800 Susquehanna St., Suite 505

Pittsburg, PA 15208

Ladies and Gentlemen:

We have acted as special counsel to Lipella Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed on January 7, 2025 by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed resale from time to time by the Selling Stockholders (as defined below) of an aggregate of up (i) 972,151 shares of Common Stock (the “Series B Conversion Shares”) issuable upon conversion of the Company’s Series B non-voting convertible preferred stock, $0.0001 par value per share (the “Series B Preferred Stock”), issued by the Company, which shares of Series B Preferred Stock were issued pursuant to certain subscription agreements (collectively, the “Subscription Agreements”) between the Company and certain investors; (ii) 303,041 shares of Common Stock (the “Series C Conversion Shares”, and together with the Series B Conversion Shares, the “Conversion Shares”) issuable upon conversion of the Company’s Series C voting convertible preferred stock, $0.0001 par value per share (the “Series C Preferred Stock”), issued by the Company pursuant to that certain consulting agreement between the Company and Spartan Capital Securities, LLC (“Spartan”), dated December 5, 2024 (the “Consulting Agreement”), as amended by that certain amendment to consulting agreement and placement agent agreement dated December 10, 2024 (the “Amendment”); and (iii) 97,216 shares (the “Placement Agent Warrant Shares”, and together with the Conversion Shares, the “Shares”) of Common Stock issuable upon exercise of Common Stock purchase warrants (the “Placement Agent Warrants”), issued by the Company to Spartan, pursuant to that certain placement agent agreement, dated December 5, 2024, between the Company and Spartan (the “Placement Agent Agreement”), as amended by the Amendment. The holders of the Shares are collectively referred to herein as the “Selling Stockholders.”

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following: (i) the Registration Statement, including the exhibits filed therewith, (ii) the Subscription Agreements and all exhibits and schedules attached thereto, including the registration rights agreements, (iii) the Placement Agent Agreement and all exhibits attached thereto, (iv) the Consulting Agreement and all exhibits attached thereto, (v) the Amendment and all exhibits attached thereto, (vi) the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, (vii) the Certificate of Correction to the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (together with (vi), the “Series B Certificate of Designation”), (viii) the Certificate of Designation of Preferences, Rights and Limitations of for the Series C Preferred Stock (the “Series C Certificate of Designation”), (ix) the Placement Agent Warrants, (x) that certain irrevocable proxy and power of attorney between Spartan and Jonathan Kaufman, effective as of December 20, 2024, (xi) the minutes of meetings and resolutions of the board of directors of the Company and/or pricing committee thereof as provided to us by the Company, (xii) the certificate of incorporation and bylaws of the Company, each as restated and/or amended to date, and (xiii) such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives and upon representations made by the Selling Stockholders. We also have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

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We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the Delaware General Corporation Law. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and the Delaware General Corporation Law. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Series B Conversion Shares have been duly authorized for issuance by the Company, and provided that the shares of Series B Preferred Stock have been duly delivered by the Company to the applicable Selling Stockholders against payment therefor pursuant to the Subscription Agreements, such Series B Conversion Shares, when issued, delivered and paid for in accordance with the terms of the Subscription Agreements and in the manner described in the Registration Statement and the Series B Certificate of Designation, and assuming a sufficient number of authorized but unissued shares of Common Stock is available for issuance when the shares of Series B Preferred Stock are converted, will be validly issued, fully paid and non-assessable shares of Common Stock, (ii) the Series C Conversion Shares have been duly authorized for issuance by the Company, and provided that the shares of Series C Preferred Stock have been duly delivered by the Company to the applicable Selling Stockholders against payment therefor pursuant to the Consulting Agreement and Amendment, such Series C Conversion Shares, when issued, delivered and paid for in accordance with the terms of the Consulting Agreement and Amendment and in the manner described in the Registration Statement and the Series C Certificate of Designation, and assuming a sufficient number of authorized but unissued shares of Common Stock is available for issuance when the shares of Series C Preferred Stock are converted, will be validly issued, fully paid and non-assessable shares of Common Stock, and (iii) the Placement Agent Warrant Shares have been duly authorized for issuance by the Company, and provided that the Placement Agent Warrants have been duly executed and delivered by the Company to the applicable Selling Stockholder against payment therefor pursuant to the Placement Agent Agreement and Amendment, such Placement Agent Warrant Shares, when issued, delivered and paid for in accordance with the terms of the Placement Agent Agreement and Amendment and in the manner described in the Registration Statement and the Placement Agent Warrants, and assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Placement Agent Warrants are exercised, will be validly issued, fully paid and non-assessable shares of Common Stock.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP

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